                                                                   EXHIBIT 10.44




                                LICENSE AGREEMENT

                                     BETWEEN

                             ALEXANDER G. FASSBENDER

                                       AND

                            THERMOENERGY CORPORATION






                                  OCTOBER 2003

         THIS AGREEMENT is made and entered into at Richland, Washington, and effective October 1, 2003, (the "Effective Date"), by and between THERMOENERGY CORPORATION, having a principal place of business in Little Rock, Arkansas (herein called "Licensee"), and ALEXANDER G. FASSBENDER, having a residence in West Richland, Washington (herein called "Inventor").

                                   WITNESSETH:

         WHEREAS, Inventor has certain rights in patents and patent applications related to Enhanced Biogas Production with Ammonia Recovery and Sewage Treatment System; and

         WHEREAS, Licensee recognizes that Inventor owns inventions and intellectual property useful in the conduct of Licensee's business; and

         WHEREAS, Licensee wishes to acquire the right to practice the inventions of such patents and patent applications.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties agree as follows:

         1. DEFINITIONS. As used herein, the following terms shall have the meanings set forth below:

            A. "Patent" or "Patents" means the following patents and/or patent applications, patents to be issued pursuant thereto, and all divisions, continuations, reissues, substitutes, and extensions thereof:

                                 Letters Patent

--------------------------------------------------------------------------------------------
         Title                            Country          Patent No.           Date Issued
--------------------------------------------------------------------------------------------
Enhanced Biogas Production from         United States      6,391,203            May 21, 2002
Nitrogen Bearing Feed Stocks
--------------------------------------------------------------------------------------------


                               Patent Applications

----------------------------------------------------------------------------------------------
         Title                            Country           Application No.      Date Filed
----------------------------------------------------------------------------------------------
Enhanced Biogas Production from         As listed in        US01/43433          Nov. 21, 2001
Nitrogen Bearing Feed Stocks            PCT application
----------------------------------------------------------------------------------------------
Sewage Treatment System                 United States       U.S. Patent         Feb. 26, 2003
                                                            Application Serial
                                                            No. 10/375,809
----------------------------------------------------------------------------------------------

            B. "Licensed Territory" means any country in which Inventor has pending or issued Patents.

            C. "Licensed Field" means the industrial, municipal an agricultural applications of the Patents.

            D. "Licensed Product" or "Licensed Products" means any of Licensee's products, processes, or services or combinations thereof within the Licensed Fields and the Licensed Territory and which fall within the claims of the Patent or Patents.

            E. "Net Sales" means gross monies or the monetary equivalent of consideration, whether or not invoiced, billed or received by Licensee attributable to Licensee's use, sale, lease or transfer of any Licensed product; less (i) prepaid outbound shipping expenses; (ii) credits or refunds not exceeding the original invoice and borne by Licensee and imposed by a government agency. A Licensed Product shall be deemed used, sold, leased or transferred at the time Licensee (i) uses or performs services requiring use of such Licensed Product or (ii) bills, invoices, ships or receives payment for such Licensed Product, whichever event occurs first. A Licensed Product used, sold, leased or transferred by gift or for consideration other than money shall be deemed to have monetary value of the higher of (i) the money received by Licensee for a similar product in an equivalent quantity and in an arms-length transaction with a nonaffiliated third party occurring near the same time; or (ii) the average amount of money received by Licensee during the preceding six (6) months for similar products in arms-length transactions with nonaffiliated thirty parties. In the event any Licensed Product is sold, leased, or transferred between Licensee and one of its Affiliates or between two of its Affiliates, the money or monetary equivalent of such Licensed Product shall be the higher of (i) the monies actually exchanged in the sale, lease or transfer, or (ii) the average amount of money received by Licensee or such Affiliates during the preceding six
(6) months for similar products or services in arms-length transactions with nonaffiliated third parties.

            F. Affiliate or Affiliates means any company, corporation, or business in which Licensee owns or controls at least twenty-five percent (25%) of the voting stock or other ownership.

         2. PATENT LICENSE. Inventor hereby grants to Licensee, to the extent of the Licensed Fields and the Licensed Territory, an exclusive license to make, have made, use and sell the Licensed Products.

         3. LICENSE FEE. There shall be no License Fee due hereunder.

         4. ROYALTIES.

            A. Licensee shall meet the Licensee's financial obligations to Inventor defined in the "Employment Agreement" executed November 20, 1998 between Licensee and Inventor. A condition of this License Agreement is that the deferred compensation owed to the Inventor by Licensee under the terms of the Employment Agreement may not exceed $100,000.

            B. If as a result of litigation financed by Licensee for infringement of the Patent or Patents, damages, royalties or other consideration is received by Licensee, Inventor shall receive ten percent (10%) of all monies received by Licensee, after Licensee deducts all reasonable out-of-pocket costs of prosecuting such litigation.

            C. When the cumulative sales of Licensed Products exceeds $20,000,000, Licensee shall pay Inventor a royalty of one percent (1%) of Net Sales thereafter.

            D. If this Agreement is for any reason terminated before all of the earned royalties herein provided for have been paid, Licensee shall immediately pay to Inventor any remaining unpaid balance of earned royalties even though the due date provided in Article 8 has not been reached.

         5. DILIGENCE. Beginning in CY 2008, and for each calendar year thereafter, Inventory may, at Inventor's sole discretion, elect to terminate this Agreement if Licensee and/or Affiliates have not sold or leased a Licensed Product in that calendar year.

         6. SUBLICENSING. Licensee shall have the right to grant site-specific sublicenses for operation of the Licensed Products subject to the written approval of Inventor.

         7. PATENTS.

            A. Inventor shall have the sole right to file, prosecute, and maintain all of the Patents that are the property of Inventor, and shall have the right to determine whether or not, and where, to file a patent application, to abandon the prosecution of any patent or patent application, or to discontinue the maintenance of any patent or patent application.

            B. Licensee is obligated to reimburse Inventor for all reasonable patent expenses incurred by Inventor within thirty (30) days of Licensee's receipt of notice setting forth such expenses.

         8. REPORTS AND PAYMENTS.

            A. Not later than the last of day of each February, Licensee shall furnish to Inventor a written statement in a form provided by Inventory (attachment one) to determine the amounts due and the appropriateness of the royalties paid pursuant to Article 4C for each preceding calendar year, and shall pay to Inventory all amounts due to Inventor. Such amounts are due on the date the statement is due. If no amount is accrued during any annual period, a written statement to that effect shall be furnished.

            B. All payments due under this Agreement shall be paid in full without deduction of taxes or other fees, which may be imposed by any government.

            C. Payments provided for in this Agreement shall, when overdue, bear interest at a rate per annum equal to three percent (3%) in excess of the "Prime Rate" published by The Wall Street Journal at the time such payment is due until payment is received by Inventor.

         9. REPRESENTATIONS.

            A. Nothing in this Agreement shall be deemed to be a representation or warranty by Inventor of the validity of any of the Patents or the accuracy, safety or usefulness, for any purpose, of any technical information, techniques, or practices at any time made available by Inventor. The Inventor shall have no liability whatsoever to Licensee or any other person for or on account of any injury, loss, or damage, of any kind or nature sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon Licensee or any other person, arising out of or in connection with or resulting from the production, use or sale of any Licensed Products, or the practice of the Patents; the use of any technical information, techniques, or practices disclosed by Inventor; or any advertising or other promotional activities with respect to any of the foregoing, and Licensee shall hold Inventor harmless in the event Licensee is held liable. Further, Licensee agrees to assume the defense of any suit brought against Inventor resulting from any action of Licensee undertaken under this License Agreement.

            B. Inventor represents that he ha the right to grant all of the rights granted herein.

            C. Licensee understands and acknowledges that the subject matter of this Agreement has not yet been commercially deployed, and agrees to accept the risks incident to designing, manufacturing and operating a nascent technology.

            D. Inventor is unaware of any claims that have been, are or could be reasonably asserted against Inventor by third parties with respect to patent infringement or any other type of liability relevant to licensing of the Patents, which has not been disclosed to Licensee as of the date of this Agreement.

         10. TERMINATION.

             A. The Patent license of Article 2 shall end upon the expiration of the last to expire of the Patents included herein, or upon the abandonment of the last to be abandoned of any patent applications if no Patents have issued, or a final adjudication of invalidity of all Patents included herein, whatever is later, unless this Agreement is sooner terminated.

             B. Licensee may terminate the Patent License at any time upon sixty
(60) days' written notice in advance to Inventor, but Licensee shall thereafter discontinue the practice and use of the licensed Patents and shall assign all Sublicenses to Inventor.

             C. Except as provided below in paragraph 10E, if either party shall be in default of an obligations hereunder, the other party may terminate this Agreement by giving written Notice of Termination by U.s. Mail (postage prepaid), Certified or Registered Mail, facsimile, or overnight courier (charges prepaid), to the party at fault, specifying the basis for termination. If within sixty (60) days after the receipt of such Notice of Termination, the party in default shall remedy the condition forming the basis for termination, such Notice of Termination shall cease to be operative, and this Agreement shall continue in full force; provided that if Notice of Termination is given by Inventor to Licensee for the third time, then this grace period shall not be available unless permitted in such third Notice of Termination, and this Agreement shall be finally terminated.

            D. If any report or payment due to Inventor is overdue for a third time, then any subsequent Notice of Termination is not subject to the sixty (60) day care provision of Paragraph 10C.

            E. Licensee shall inform Inventor of its intention to file a voluntary petition in bankruptcy or of another's intention to file an involuntary petition in bankruptcy to be received at least seventy-five (75) days prior to filing such a petition. Licensee's filing without conforming to this requirement shall be deemed a material, three petition incurable breach not subject to the notice requirement of Paragraph 10C, and Inventor shall be deemed to have terminated this Agreement seventy-five (75) days prior to filing such petition.

            F. Termination of this Agreement shall not extinguish any rights or obligations accrued hereunder at that time of termination; and obligations undertaken independent of the license granted under Article 2 shall survive termination to the extent necessary to permit their complete fulfillment or discharge.

         11. LITIGATION.

            A. Licensee shall notify Inventor of any suspected infringement of the Patents in the Licensed Fields and the Licensed Territory, and each party shall inform the other of any evidence of such infringements.

            B. Licensee shall have the first right to institute suits for infringements in the Licensed Fields and Licensed Territory in a court of competent jurisdiction so long as this Agreement remains exclusive. However, if Inventor notifies Licensee of Inventor's desire to institute suit for infringements and Licensee fails to do so within ninety (90) days of such notice, then Inventor may, at Inventor's own expense, bring suit or take any other appropriate action. Any amounts recovered pursuant to such infringement suit shall be retained by and be the property of the party bringing suit. In the event Licensee receives any money or other consideration from a third party as a result of Licensee's rights under this Agreement, Inventor shall receive payment under Article 4 as applied to all such monies or other consideration whether such monies or other consideration are denoted "royalties," "damages," "release from prior acts," or any other designation.

         12. RECORDS. Licensee shall keep accurate records of all operations affecting payments hereunder, and shall permit Inventor or Inventor's duly authorized agent to inspect all such records and to make copies of or extracts from such records during regular business hours throughout the term of this Agreement and for a reasonable period of not less than three (3) years thereafter.

         13. ASSIGNABILITY. Licensee shall not assign any rights under this Agreement not specifically transferable by its terms without the written consent of Inventor. Inventor may assign Inventor's rights hereunder.

         14. REFORM.

             A. The parties agree that if any part, term or provision of this Agreement shall be found illegal or in conflict with any valid controlling law, the validity of the remaining provisions shall not be affected thereby.

             B. In the event the legality of any provision of this Agreement is brought into question because of a decision by a court of competent jurisdiction of any country in which this Agreement applies, Inventor, by written notice to Licensee, may revise the provision in question or may delete it entirely so as to comply with a decision of said court.

         15. WAIVER AND ALTERATION.

             A. The wavier of a breach hereunder may be effected only by a writing signed by the waiting party and shall not constitute the wavier of any other breach.

             B. A provision of this Agreement may be altered only by a writing signed by both parties, except as provided in Article 14 above.

         16. MARKING. Licensee shall place in a conspicuous location on any product made or sold under any Patent coming with this Agreement, a patent notice in accordance with the laws concerning the marking of patented articles.

         17. IMPLEMENTATION. Each party shall execute any instruments reasonably believed by the other party to be necessary to implement the provisions of this Agreement.

         18. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of Washington of the United States of America and in the English language, and any action brought to enforce any provision or obligation hereunder shall be brought in a court of competent jurisdiction in the State of Washington.

         19. ENTIRE UNDERSTANDING. This Agreement and the referenced Employment Agreement represent the entire understanding between the parties, and supersedes all other agreements, express or implied, between the parties concerning the subject matter of this Agreement.

         20. ADDRESSES. For the purpose of all written communication between the parties, their addresses shall be:

             Alexander G. Fassbender               ThermoEnergy Corporation
             4407 Laurel Drive                     323 Center Street, Suite 1300
             West Richland, WA 99353               Little Rock, AR 72201
             509-967-5819                          501-376-6477

or any other addresses of which either party shall notify the other party in writing.

         21. EXPIRATION. The offer to execute this Agreement shall expire if not signed by both parties and returned to the Inventor on or before November 15, 2003.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the duly authorized officers on the respective dates and at the respective places hereinafter set forth.

THERMOENERGY CORPORATION                    INVENTOR


By:      /s/ Dennis C. Cossey               By:     /s/ Alexander G. Fassbender
     ---------------------------------          --------------------------------
         Dennis C. Cossey                           Alexander G. Fassbender
         CEO                                        Inventor


By:      /s/ Primo Montesi
     ---------------------------------
         Primo Montesi
         President


Date:    October 27, 2003                   Date:   September 25, 2003
     ---------------------------------              ----------------------------

                                  ATTACHMENT 1

                           ROYALTY REPORT TO INVENTOR

From ThermoEnergy Corporation:

Reporting Period

Calendar Year: __________________

Cumulative Net Sales from the Effective Date of the License Agreement through this Reporting Period: $______________

If cumulative Net Sales is less than $20,000,000, no Royalty is owed or due.

If cumulative Net Sales greater than $20,000,000 were first achieved in the current Reporting Period, then the Royalties owed are:

(Cumulative Net Sales - $20,000,000) x. .01 = $_________________________


If cumulative Net Sales greater than $20,000,000 were achieved in a previous Reporting Period, then the Royalties owned are:

(Current Reporting Period Net Sales - $20,000,000) x. .01 = $___________________


INDICATE TOTAL ROYALTIES DUE:                          $
                                                       -------------------------


Signed by:                                    Telephone No.
          --------------------------------                 ---------------------

Printed Name:                                 Fax No.
             -----------------------------           ---------------------------

Date:
     -------------------------------------